UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2025

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Midland International Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 276-3966

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2025, the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) approved the proposed transaction between AST SpaceMobile, Inc. (the “Company”) and Ligado Networks LLC (“Ligado Networks”), pursuant to which the Company will receive long-term access to up to 45 MHz of lower mid-band spectrum in the United States and Canada for direct-to-device satellite applications.

As previously announced, on January 5, 2025, AST & Science, LLC, a subsidiary of the Company (“AST, LLC”), entered into a binding agreement (the “Strategic Collaboration Term Sheet”) with Ligado Networks with respect to up to 45 MHz of lower mid-band spectrum in the United States and Canada for direct-to-device satellite applications. The transactions contemplated by this agreement (the “Ligado Transaction”), when consummated, will add additional capabilities to the Company’s technology and space-based network, based on the largest-ever communications arrays deployed in low Earth orbit, pairing existing plans for the continental United States on low-band spectrum, which offers superior penetration and coverage characteristics, with access to up to 45 MHz of lower mid-band spectrum, the largest available block of high-quality nationwide spectrum in the United States.

The Strategic Collaboration Term Sheet was entered into as part of the restructuring of Ligado Networks, which, together with certain of its direct and indirect subsidiaries (together with Ligado Networks, “Ligado”) filed a voluntary petitions for relief under Chapter 11 of United States Bankruptcy Code in the Bankruptcy Court on January 5, 2025.

Pursuant to the Strategic Collaboration Term Sheet, as previously announced, on March 22, 2025, (1) the Company, AST, LLC, Spectrum USA I, LLC, a subsidiary of AST, LLC (“SpectrumCo”), and Ligado Networks entered into a Framework Agreement (the “Framework Agreement”), (2) SpectrumCo and Ligado Networks entered into a Strategic Collaboration and Spectrum Usage Agreement (the “Collaboration Agreement”), (3) AST, LLC and One Dot Six LLC entered into a Spectrum Usage Rights Agreement (the “Usage Rights Agreement”), (4) the Company, Cerberus Capital Management, L.P. and Fortress Credit Advisors LLC entered into a Side Letter Agreement (the “Governance Side Letter”) and (5) the Company issued to Ligado Networks approximately 4.7 million penny warrants exercisable for shares of the Company’s Class A common stock, subject to a 12-month lockup (the “Warrant”, and together with the Framework Agreement, Collaboration Agreement, Usage Rights Agreement and Governance Side Letter, collectively, the “Definitive Agreements”).

In accordance with the Definitive Agreements, the closing of the Ligado Transaction will be subject to receipt of satisfactory regulatory approvals required for the proposed use of the spectrum and other closing conditions, and the Company will be required to pay to Ligado consideration of approximately $550.0 million (in addition to the Warrant already issued to Ligado). To support this consideration, a subsidiary of the Company received a $550.0 million institutional financing commitment to finance a planned wholly owned special-purpose vehicle in the form of a non-recourse senior-secured delayed-draw term loan facility, subject to customary closing conditions. In accordance with the Collaboration Agreement, SpectrumCo would be required to pay at least $80.0 million annually for spectrum usage rights and provide Ligado with long-term net revenue sharing rights.

On June 13, 2025, the Company announced a Settlement Term Sheet (the “Term Sheet”) among parties including the Company, Ligado, Viasat, Inc. and Inmarsat Global Limited (“Inmarsat”). The Term Sheet provides that, among other things, as part of Ligado’s ongoing restructuring, Inmarsat will support the receipt by the Company of long-term spectrum usage rights for 80 years or more with respect to up to 40 MHz of L-Band MSS spectrum in the United States and Canada held by Ligado, plus access to an additional 5 MHz in the 1670-1675 MHz Band in the United States. In addition, under the Term Sheet, Inmarsat has agreed to provide affirmative support for the Company’s planned regulatory applications with the Federal Communications Commission (FCC) in the United States and ISED in Canada seeking authority to operate a NGSO system within the L-Band mid-band spectrum in North America.

The Term Sheet supplements the Definitive Agreements previously entered into between the Company and Ligado. Closing of the Ligado Transaction will be subject to receipt of satisfactory regulatory approvals required for the proposed use of the spectrum, as well as other closing conditions. The Term Sheet also provides that, of the $550.0 million consideration to be paid by the Company to Ligado under the Framework Agreement, $535.0 million will be paid to Inmarsat, as further described below.

Pursuant to the Term Sheet and in connection with Inmarsat’s affirmative support and the resolution of certain litigation matters between Ligado and Inmarsat, the Company has agreed to make certain payments in advance of the closing of the Ligado Transaction, subject to certain conditions. So long as the financial sponsors of Ligado provide a backstop commitment to Ligado that is acceptable to the Company, in support of a full refund of payments by Ligado in the event applicable regulatory approvals are not obtained and the closing does not occur, the Company has agreed that, with respect to the $550 million otherwise owed to Ligado in connection with the Ligado Transaction, it will pay $420.0 million to Inmarsat on Ligado’s behalf on October 31, 2025, $100.0 million to Inmarsat on Ligado’s behalf on March 31, 2026 and $15.0 million to Inmarsat on Ligado’s behalf on receipt of specified regulatory approvals and the closing of the Ligado Transaction. The Company plans to obtain institutional financing based on this refund obligation (supported by the backstop commitment) to facilitate these obligations prior to the non-recourse senior-secured delayed-draw loan facility becoming available. SpectrumCo’s obligation to begin making spectrum access usage payments to Ligado will begin on September 30, 2025.

On June 23, 2025, the Bankruptcy Court approved the Ligado Transaction, including the Strategic Collaboration Term Sheet, the Definitive Agreements and the Term Sheet.

The foregoing description of the Term Sheet is only a summary and is qualified in its entirety by reference to the full text of the Term Sheet which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

No assurance can be provided that the Ligado Transaction will be consummated or that the related financing will be disbursed. The Ligado Transaction and the disbursement of the related financing are subject to a number of conditions, including regulatory approval. In addition, Ligado’s ongoing bankruptcy proceedings present risks that the Ligado Transaction will not be consummated. Moreover, even if the Ligado Transaction is consummated, the benefits of the Ligado Transaction will be subject to, among other things, integration, technology and regulatory risks. The Ligado Transaction will significantly increase the Company’s indebtedness (though any debt incurred pursuant to the $550.0 million financing commitment will be non-recourse) and annual required cash spend.

Item 8.01 Other Events.

On June 13, 2025, AST SpaceMobile, Inc. issued a press release relating to the Term Sheet. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Settlement Term Sheet, dated as of June 13, 2025, among AST Spacemobile Inc. Ligado Networks LLC, Viasat, Inc. and Inmarsat Global Limited
99.1	Press release titled “AST SpaceMobile Announces Settlement Term Sheet Facilitating Long-Term Access to up to 45 MHz of Premium Lower Mid-Band Spectrum in North America for Direct-to-Device Satellite Applications” dated June 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, and involve risks and uncertainties that could cause actual results of the Company to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “would,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict.

Factors that could cause such differences include, but are not limited to: (i) expectations regarding the Company’s strategies and future financial performance, including the Company’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 Bluebird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s ability to invest in growth initiatives; (ii) the negotiation and execution of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of the Company to grow and manage growth profitably and retain its key employees and the Company’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings involving the Company or Ligado, including any bankruptcy proceedings; and (vii) other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission (SEC), including those in the Risk Factors section of the Company’s Form 10-K filed with the SEC on March 3, 2025.

No assurance can be provided that the Ligado Transaction will be consummated or that the financing necessary to consummate the Ligado Transaction will be obtained. The Ligado Transaction is subject to a number of conditions, including the satisfaction of the closing conditions specified in the definitive documentation for the Ligado Transaction. In addition, Ligado’s ongoing bankruptcy proceedings present risks that the Ligado Transaction will not be consummated. There are also risks related to the Company’s ability to raise the capital necessary to pay Ligado pursuant to the Framework Agreement; any such financing would be subject to market conditions, any such equity financing could result in increased dilution to holders of the Company’s Class A common stock and any debt financing could impose operating restrictions on the Company’s business and require the Company to devote increasing amounts of cash to debt service. Moreover, even if the Ligado Transaction is consummated, the benefits of the Ligado Transaction will be subject to integration, technology and regulatory risks, as well as the risks to the Company referenced in the preceding paragraph.

The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in the Company’s Form 10-K filed with the SEC on March 3, 2025. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AST SPACEMOBILE, INC.

Date:	June 26, 2025	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Financial Officer and Chief Legal Officer